FORM N-SAR
                                   ITEM #77.C

                 MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

                               THE MAINSTAY FUNDS
                                    811-4550
                           FOR PERIOD ENDING 10/31/04

MAINSTAY SMALL CAP VALUE FUND
-----------------------------

(a)      THE DATE OF THE MEETING AND WHETHER IT WAS AN ANNUAL OR SPECIAL
MEETING;

         Pursuant to notice, a special meeting of shareholders (the "Special Meeting") of the MainStay Small Cap Value Fund (the "Fund"), a series of The MainStay Funds (the "Trust"), was held on Wednesday, June 16, 2004, at 11:00 a.m. (Eastern time) at the offices of New York Life Investment Management LLC ("NYLIM"), 169 Lackawanna Avenue, Parsippany, New Jersey, in Room C1-B.

(b) IF THE MEETING INVOLVED THE ELECTION OF DIRECTORS, STATE THE NAME OF EACH DIRECTOR ELECTED AT THE MEETING AND THE NAMES OF ALL OTHER DIRECTORS NOW IN OFFICE;

Not Applicable.

(c) DESCRIBE EACH MATTER VOTED UPON AT THE MEETING AND STATE THE NUMBER OF AFFIRMATIVE VOTES AND THE NUMBER OF NEGATIVE VOTES CAST WITH RESPECT TO EACH MATTER;

         The only order of business was for the shareholders of the Fund to consider whether to approve or disapprove a proposal (the "Proposal") for a new Sub-Advisory Agreement between NYLIM and MacKay Shields LLC ("MacKay Shields") to appoint MacKay Shields as the new subadvisor to the Fund (the "MacKay Shields Sub-Advisory Agreement").

         At the March 8, 2004 meeting of the Board of Trustees of the Trust (the "Board"), including a majority of the Trustees who are not interested persons of the Fund, NYLIM or MacKay Shields, as defined in the Investment Company Act of 1940, as amended, approved the Proposal, provided that the shareholders approve the Proposal at the Special Meeting, or at any adjournment thereof.

         At the same meeting, the Board also approved the termination of the sub-advisory agreement between NYLIM and Dalton, Greiner, Hartman, Maher & Co. ("Dalton, Greiner"). Dalton, Greiner had been the subadvisor of the Fund since its inception. From February 6, 2004, Dalton, Greiner served as the subadvisor to the Fund pursuant to an interim investment sub-advisory agreement between NYLIM and Dalton, Greiner (the "Interim Agreement"), as approved by the Board at the September 10, 2003 Board meeting.

         At the Special Meeting, shareholders approved the Proposal. Upon shareholder approval, the MacKay Shields Sub-Advisory Agreement was effective as of June 30, 2004 and replaced the Interim Agreement.

         The following is a summary that shows that the votes on the Proposal presented before the Special Meeting held on June 16, 2004, to approve or disapprove a new Sub-Advisory Agreement between NYLIM and MacKay Shields to appoint MacKay Shields as the new subadvisor to the Fund, were cast as follows:


      ----------------------- ----------------------------- -------------------------- -----------------------
              CLASS A                   VOTES FOR                 VOTES AGAINST           VOTES ABSTAINING
      ----------------------- ----------------------------- -------------------------- -----------------------
      In Person                             0                           0                         0
      ----------------------- ----------------------------- -------------------------- -----------------------
      By Proxy                          1,699,266                     21,847                   19,515
      ----------------------- ----------------------------- -------------------------- -----------------------
      TOTAL                             1,699,266                     21,847                   19,515
      ----------------------- ----------------------------- -------------------------- -----------------------

      ----------------------- ----------------------------- -------------------------- -----------------------
              CLASS B                   VOTES FOR                 VOTES AGAINST           VOTES ABSTAINING
      ----------------------- ----------------------------- -------------------------- -----------------------
      In Person                             0                           0                         0
      ----------------------- ----------------------------- -------------------------- -----------------------
      By Proxy                          2,154,041                     23,437                   58,563
      ----------------------- ----------------------------- -------------------------- -----------------------
      TOTAL                             2,154,041                     23,437                   58,563
      ----------------------- ----------------------------- -------------------------- -----------------------

      ----------------------- ----------------------------- -------------------------- -----------------------
              CLASS C                   VOTES FOR                 VOTES AGAINST           VOTES ABSTAINING
      ----------------------- ----------------------------- -------------------------- -----------------------
      In Person                             0                           0                         0
      ----------------------- ----------------------------- -------------------------- -----------------------
      By Proxy                           427,689                      6,869                     4,279
      ----------------------- ----------------------------- -------------------------- -----------------------
      TOTAL                              427,689                      6,869                     4,279
      ----------------------- ----------------------------- -------------------------- -----------------------


      ----------------------- ----------------------------- -------------------------- -----------------------
            ALL SHARES                  VOTES FOR                 VOTES AGAINST           VOTES ABSTAINING
      ----------------------- ----------------------------- -------------------------- -----------------------
      In Person                             0                           0                         0
      ----------------------- ----------------------------- -------------------------- -----------------------
      By Proxy                          4,280,996                     52,153                   82,357
      ----------------------- ----------------------------- -------------------------- -----------------------
      TOTAL                             4,280,996                     52,153                   82,357
      ----------------------- ----------------------------- -------------------------- -----------------------


(d) DESCRIBE THE TERMS OF ANY SETTLEMENT BETWEEN THE REGISTRANT AND ANY OTHER PARTICIPANT (AS DEFINED IN RULE 14a-11 OF REGULATION 14A UNDER THE 1934
ACT) TERMINATING ANY SOLICITATION SUBJECT TO RULE 14a-11, INCLUDING THE COST OR ANTICIPATED COST TO THE REGISTRANT.

Not Applicable.